UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2025
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Suite 101, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2025, Krispy Kreme, Inc. (the “Company”) appointed Joseph J. Esposito as the Company’s principal accounting officer, effective September 15, 2025. Mr. Esposito, age 41, will serve as the Company’s Chief Accounting Officer. Prior to his appointment, he served as the Company’s Vice President, Global Tax since April 2023, and Senior Director, Global Tax from December 2020 to April 2023. Prior to joining the Company, Mr. Esposito served in various corporate tax consulting roles with PwC from September 2011 to December 2020, most recently as an International Tax Director. He is a Certified Public Accountant with certifications in the states of North Carolina and South Carolina. Mr. Esposito holds a Master of Accountancy degree and B.S. in Business Administration from the University of South Carolina.
In his new position, Mr. Esposito (i) will receive an annual base salary of $300,000, (ii) will be eligible to participate in the Company’s annual cash bonus program with a target bonus opportunity equal to forty-five percent (45%) of his base salary and a maximum bonus opportunity equal to 200% of his target bonus, and (iii) will be eligible to participate in the Company’s annual long-term incentive program (“LTI Plan”) at a target level of $200,000 for fiscal year 2026, subject to the terms of the LTI Plan and the applicable award agreement. Annual grants under the LTI Plan are generally delivered 50% in restricted stock units (“RSUs”) and 50% in performance stock units (“PSUs”). The RSUs will vest 100% on the third anniversary of the date of grant. The PSUs will vest at the end of a three-year performance period, subject to the achievement of applicable performance goals.
In addition, Mr. Esposito will receive a one-time LTI Plan award of 40,000 non-qualified stock options, 20,000 RSUs and 20,000 PSUs. The stock options will vest on the third anniversary of the date of grant and have a six-year term, the RSUs will vest 100% on the second anniversary of the date of grant, and the PSUs will vest based on goals established in early 2026 for the 2026 – 2028 performance period, subject to the achievement of applicable performance goals.
Mr. Esposito is not a party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Esposito and any of the Company’s directors or executive officers. In connection with his appointment as Chief Accounting Officer, the Company expects to enter into its standard form of indemnification agreement with Mr. Esposito.
On August 28, 2025, the Company received notice from Kelly McBride, Chief Accounting Officer, of his decision to resign, effective September 12, 2025, from all positions with the Company and its subsidiaries to pursue another opportunity. Mr. McBride’s decision to resign is not the result of any disagreement with the Company or its Board of Directors, including on any matters relating to the Company’s operations, policies, practices, or financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME, INC.

Dated: September 3, 2025

By:    /s/ Joshua Charlesworth

Name:	Joshua Charlesworth
Title:	Chief Executive Officer